Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-230622 on Form S-1 of our report dated April 3, 2020, relating to the statutory-basis financial statements of Great-West Life & Annuity Insurance Company, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the "Experts" heading in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 10, 2020